SEVENTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of February 6, 2012, is entered into by and among the following parties:

(i) FLEETCOR FUNDING LLC, as Seller (the “Seller”);

(ii) FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer (the “Servicer”);

(iii) MARKET STREET FUNDING LLC (“Market Street”), as a Related Committed Purchaser and as a Conduit Purchaser;

(iv) PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for Market Street’s Purchaser Group;

(v) ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit Purchaser

(vi) CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH, as a Related Committed Purchaser;

(vii) CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH, as Purchaser Agent for Atlantic’s Purchaser Group;

(viii) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a Related Committed Purchaser and as Purchaser Agent; and

(ix) PNC BANK, NATIONAL ASSOCIATION, as “Administrator”

(in such capacity, the “Administrator”).

BACKGROUND

A. The parties hereto are parties to that certain Fourth Amended and Restated Receivables Purchase Agreement dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

B. The parties hereto desire to amend the Receivables Purchase Agreement and to join Wells as a party to the Receivables Purchase Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Joinder of Wells to the Receivables Purchase Agreement.

(a) Wells as a Related Committed Purchaser. From and after the date hereof, Wells shall be a Related Committed Purchaser party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents, and Wells assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Related Committed Purchasers contained in the Receivables Purchase Agreement and the other Transaction Documents. Wells confirms that (i) it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Receivables Purchase Agreement and (ii) it will, independently and without reliance upon the Administrator, any Conduit Purchaser, any Purchaser Agent or any other Related Committed Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents.

(b) Appointment of Wells as Purchaser Agent of Wells’ Purchaser Group. Wells hereby designates itself as, and Wells hereby agrees to perform the duties and obligations of, the Purchaser Agent for Wells’ Purchaser Group. From and after the date hereof, Wells shall be a Purchaser Agent party to the Receivables Purchase Agreement, for all purposes of the Receivables Purchase Agreement and the other Transaction Documents, and Wells assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchaser Agents contained in the Receivables Purchase Agreement and the other Transaction Documents.

(c) Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of Wells as a party to the Receivables Purchase Agreement, and any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.

SECTION 2. Amendments to the Receivables Purchase Agreement.

(a) The following paragraph is hereby inserted at the end of Section 1.1 of the Receivables Purchase Agreement:

“Each of the parties hereto hereby acknowledges and agrees that from and after the date hereof, the Purchaser Group that includes Wells, as Purchaser Agent and Purchaser, shall not include a Conduit Purchaser (unless and until a Conduit Purchaser shall later join such Purchaser Group pursuant to the terms hereof), and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a) shall be deemed to be a request that the Related Committed Purchasers in Wells’ Purchaser Group make their ratable share of such Purchase. For the avoidance of doubt, the Discount with respect to each Portion of Capital funded or maintained by such Related Committed Purchasers shall accrue at the Alternate Rate, rather than the CP Rate.

(b) Section 1.7(b) of the Receivables Purchase Agreement is hereby modified by inserting the phrase “or LMIR” directly after the word “Euro-Rate” as it appears therein.

(c) Section 1.8(b)(ii) of the Receivables Purchase Agreement is hereby modified by inserting the phrase “or LMIR” directly after the word “Euro-Rate” as it appears therein.

(d) Section 1.9 of the Receivables Purchase Agreement is hereby modified by inserting the phrase “or LMIR” directly after the word “Euro-Rate” each time it appears therein.

(e) Section 1.11 of the Receivables Purchase Agreement is hereby deleted and replaced in its entirety with the following:

“Inability to Determine Euro-Rate or LMIR”. (a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (or, solely with respect to LMIR, any day) (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally (i) deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Yield Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by the related Purchaser or the applicable Purchaser Agent) of maintaining any Portion of Capital during such Yield Period (or portion thereof), then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Yield Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Yield Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Yield Period (or, solely with respect to LMIR, immediately), be converted to the Yield Rate determined by reference to the Base Rate.

(b) If, on or before the first day of any Yield Period (or, solely with respect to LMIR, any day), the Administrator shall have been notified by any Purchaser, Purchaser Agent or Liquidity Provider that, such Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Capital at the Yield Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Yield Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Yield Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Yield Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period (or, solely with respect to LMIR, any day) if such Person may lawfully continue to maintain such Portion of Capital at the Yield Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Capital at the Yield Rate determined by reference to the Euro-Rate or LMIR to such day.”

(f) Clause (G) of Section 6.1 of the Receivables Purchase Agreement is hereby modified by inserting the phrase “Purchased Interest” immediately after the phrase “Eligible Receivable” as it appears therein.

(g) The following paragraph is hereby added as Section 6.16 of the Receivables Purchase Agreement:

“Section 6.16. USA Patriot Act. Each of the Administrator and each of the Purchasers hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Seller, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Servicer and the Performance Guarantor that will allow the Administrator and the Purchasers to identify the Seller, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller, and the Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.”

(h) Exhibit I to the Receivables Purchase Agreement is hereby modified by deleting the defined term “Alternate Rate” and replacing in its entirety with the following:

“Alternate Rate” for any day in any Yield Period for any Capital (or portion thereof) funded on such day by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to, at the option of such Purchaser: (a) solely with respect to Wells, as a Purchaser, LMIR for such day and (b) with respect to any Purchaser other than Wells, (i) 3.5% per annum above the Euro-Rate for such Yield Period, only to the extent that the Euro-Rate is available or (ii) the Base Rate for such Yield Period; provided, that the “Alternate Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (y) 3.0% per annum above the Base Rate in effect on such day and (x) the “Alternate Rate” as calculated in clause (b) above (or, solely with respect to Wells, as Purchaser, as calculated in clause (a) above).

(i) Exhibit I to the Receivables Purchase Agreement is hereby modified by deleting the defined term “Commitment” and the definition thereof and replacing it in its entirety with the following:

“Commitment” means, with respect to any Related Committed Purchaser, the maximum aggregate amount which such Purchaser is obligated to pay hereunder on account of any Purchase as set forth on Schedule V or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b).

(j) Exhibit I to the Receivables Purchase Agreement is hereby modified by inserting the phrase “or LMIR” directly after the word “Euro-Rate” as it appears in the definition of “Discount”.

(k) Exhibit I to the Receivables Purchase Agreement is hereby modified by deleting the date “February 23, 2012” from where it appears in the definition of “Facility Termination Date” and replacing it with “February 4, 2013”.

(l) Exhibit I to the Receivables Purchase Agreement is hereby modified by deleting the defined term “Yield Period” and the definition thereof and replacing it in its entirety with the following:

“Yield Period” means (a) with respect to any Portion of Capital funded by the issuance of Notes (or with respect to any Portion of Capital funded by Wells, as a Purchaser), (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (but not including) the next occurring Settlement Date, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Yield Period for such Portion of Capital and ending on (but not including) the next occurring Settlement Date; and (b) with respect to any Portion of Capital not funded by the issuance of Notes (other than any Portion of Capital funded by Wells, as a Purchaser), (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser Agent) shall select, and (ii) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser Agent) shall select; provided, that:

(i) any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, if Discount in respect of such Yield Period is computed by reference to the Euro-Rate or LMIR, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

(ii) in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a purchase hereunder (other than a reinvestment), such Yield Period shall be the day of such purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

(iii) in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date and the duration of each Yield Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator (with the consent or at the direction of the applicable Purchaser Agent).

(m) Exhibit I to the Receivables Purchase Agreement is hereby modified by inserting the following new defined terms in the appropriate alphabetical order:

“LMIR” means for any day during any Yield Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Wells” shall mean Wells Fargo Bank, National Association.

(n) The Receivables Purchase Agreement is hereby modified by inserting Exhibit A to this Amendment as a new Schedule V to the Receivables Purchase Agreement.

SECTION 3. Non-Ratable Funding Amendments to the Receivables Purchase Agreement. Notwithstanding the requirements and Payment set forth in the Receivables Purchase Agreement that Purchases shall be made and funded by the Purchasers of the various Purchaser Groups ratably based on the aggregate Commitments of the Related Committed Purchasers in their respective Purchaser Groups and the repayments of Capital be allocated among the Purchasers ratably back on their outstanding Capital, the parties hereto agree that unless and until otherwise agreed to in writing by the parties hereto:

(a) Each Purchase to be made under the Receivables Purchase Agreement on or after the date hereof shall be made and funded as follows:

(i) Wells’ Purchaser Group shall make and fund its ratable share (based on the aggregate Commitments of the Related Committed Purchasers in the various Purchaser Groups) of such Purchase;

(ii) Market Street’s Purchaser Group shall make and fund the remaining portion of such Purchase unless and until the aggregate Capital of the Purchasers in Market Street’s Purchaser Group equals the aggregate Commitment of the Related Committed Purchasers in Market Street’s Purchaser Group; and

(iii) if the aggregate Capital of the Purchasers in Market Street’s Purchaser Group equals the aggregate Commitment of the Related Committed Purchasers in Market Street’s Purchaser Group, then Atlantic’s Purchaser Group shall make and fund any remaining portion of such Purchase.

(b) For the avoidance of doubt, (i) the foregoing shall not be construed to require any Purchaser to make or fund any Purchase unless all the conditions precedent therefor set forth in the Receivables Purchase Agreement have been satisfied, (ii) no Purchaser’s Commitment is being increased or reduced pursuant to this Section 3, (iii) no Purchaser shall be required to make or fund any Purchase or portion thereof that would cause such Purchaser’s aggregate outstanding Capital to exceed its Commitment and (iv) no Purchase Group shall be required to make or fund any Purchase or portion thereof that would cause the aggregate Capital of the Purchasers in such Purchaser Group to exceed the aggregate Commitment of the Related Committed Purchasers in such Purchaser Group. In addition, the terms of clause (a) above shall not apply to any reinvestment of the Purchasers’ Capital in Pool Receivables, and such reinvestments shall continue to be made from time to time ratably according to each Purchaser’s Capital in accordance with the terms of the Receivables Purchase Agreement.

(c) Collections to be applied in repayment of the Purchasers’ Capital (or to be set aside and held for such purpose) under the Receivables Purchase Agreement shall be allocated among the Purchasers as follows:

(i) so long as no Termination Event has occurred, no Unmatured Termination Event has occurred and is continuing and the Facility Termination Date has not occurred, (A) the percentage of such Collections paid to (or set aside for) the Purchasers in Wells’ Purchaser Group shall equal a fraction (expressed as a percentage) (x) the numerator of which is the aggregate Capital then held by the Purchasers in Wells’ Purchaser Group and (y) the denominator of which is the Aggregate Capital at such time, and (B) the remaining portion of such Collections shall be paid to (or set aside for) the Purchasers in Atlantic’s Purchaser Group until such Purchasers’ aggregate outstanding Capital has been repaid in full (or, if applicable, Collections set aside and held in trust by the Servicer pursuant to Section 1.4 of the Receivables Purchase Agreement for such purpose would be sufficient to repay such Purchasers’ aggregate outstanding Capital in full), and any such Collections remaining thereafter shall be paid to (or set aside for) the Purchasers in Market Street’s Purchaser Group; and

(ii) at any time when a Termination Event has occurred, an Unmatured Termination Event has occurred and is continuing or the Facility Termination Date has occurred, such Collections shall be paid to (or set aside for) the Purchasers in the various Purchaser Groups ratably based upon their then outstanding Capital.

(d) Effective as of the date hereof, this Section 3 supersedes Section 1 of the Sixth Amendment to the Receivables Purchase Agreement, dated September 30, 2011.

SECTION 4. Initial Purchase by Wells; Rebalancing of Capital.

(a) As of the date hereof and prior to giving effect to this Amendment, Market Street’s aggregate outstanding Capital is $250,000,000 (the “Market Street Capital”), and the aggregate outstanding Capital of the Purchasers in Atlantic’s Purchaser Group is $52,000,000 (the “Atlantic Capital”). In connection with the joinder of Wells as a Purchaser party to the Receivables Purchase Agreement pursuant to this Amendment, the parties hereto desire to provide for the partial repayment of the Market Street Capital and the Atlantic Capital and the initial Purchase by Wells, in each case, on the terms described below.

(b) The Seller shall repay $23,500,000 of the Market Street Capital and $52,000,000 of the Atlantic Capital on the date hereof, and the parties hereto agree that this Amendment shall constitute a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement notwithstanding that such Purchase Notice is not being delivered in the form of Annex B to the Receivables Purchase Agreement. The Seller hereby requests that Wells make a Purchase on the date hereof in an amount of Capital equal to $75,500,000 (such Purchase, the “Wells Purchase”). For administrative convenience, the Seller hereby requests that Wells fund the Capital of the Wells Purchase (i) in an amount equal to $23,500,000, by wire transfer to Market Street’s account specified below, and the amount so transferred at the Seller’s direction shall be applied as a repayment by the Seller of the Market Street Capital. Market Street’s account for such purpose is the following:

Bank: ABA: Account #: Account Name: Reference:	PNC Bank, N.A. 043 000 096 1002422076 Market Street Funding LLC Fleetcor Funding LLC

(ii) in an amount equal to $52,000,000, by wire transfer to Atlantic’s account specified below, and the amount so transferred at the Seller’s direction shall be applied as a repayment by the Seller of the Atlantic Capital. Atlantic’s account for such purpose is the following:

Bank: ABA: Account #: Account Name: Reference:	Credit Agricole CIB New York Branch 026008073 01-25680-0001-00-001 Atlantic Asset Securitization LLC. FleetCor Funding LLC

(c) All unpaid Discount and Fees that accrued prior to the date hereof on or with respect to the Market Street Capital and the Atlantic Capital (including the portion thereof repaid pursuant to this Amendment) shall be paid on the Monthly Settlement Date first occurring after the date hereof in accordance with the terms of the Receivables Purchase Agreement and the other Transaction Documents.

(d) After giving effect to the foregoing partial repayment of the Market Street Capital and the full repayment of the Atlantic Capital and funding of the Wells Purchase, the aggregate outstanding Capital funded by Market Street will be $226,500,000, the aggregate outstanding Capital funded by Wells will be $75,500,000, and the aggregate outstanding Capital funded by the Purchasers in Atlantic’s Purchaser Group will be zero ($0).

(e) Notwithstanding the foregoing, and for the avoidance of doubt, Wells shall not be required to make or fund the Wells Purchase unless all the conditions precedent thereto set forth in the Receivables Purchase Agreement (including, without limitation, those set forth in Section 2 of Exhibit II to the Receivables Purchase Agreement) have been satisfied; provided, however, that the provision of Section 1.2(a) of the Receivables Purchase Agreement requiring that each Purchase Notice be delivered one Business Day prior to such Purchase is hereby waived solely with respect to the Wells Purchase.

SECTION 5. Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to each of the Administrator, each Purchaser and each Purchaser Agent as follows:

(a) the representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);

(b) no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event, and the Facility Termination Date has not occurred;

(c) the execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part; and

(d) this Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

SECTION 6. Effect of Amendment. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.

SECTION 7. Effectiveness. This Amendment shall be effective as of the date hereof provided that (i) the Administrator shall have received (a) counterparts of this Amendment duly executed by each of the parties hereto, (b) counterparts of that certain Fee Letter, dated as of the date hereof, by and among each Purchaser Agent, the Seller and the Servicer and (c) all fees due and payable as of the date hereof under the Fee Letter, and (ii) Wells shall have received a reliance letter from King & Spalding LLP confirming that Wells may rely upon any opinions previously delivered by King & Spalding LLP in connection with the Receivables Purchase Agreement or any other Transaction Document as if Wells were an addressee thereof.

SECTION 8. Miscellaneous. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

FLEETCOR FUNDING LLC, as Seller

By: /s/ Steve J. Pisciotta
Name: Steve Pisciotta
Title: Treasurer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as

Servicer

By: /s/ Steve J. Pisciotta
Name: Steve Pisciotta
Title: Treasurer

MARKET STREET FUNDING LLC,

as Related Committed Purchaser for Market Street and as a Conduit Purchaser

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,

as Purchaser Agent for Market Street’s Purchaser Group

By: /s/ Jessica Fabrizi
Name: Jessica Fabrizi
Title: Assistant Vice President

ATLANTIC ASSET SECURITIZATION LLC

as a Conduit Purchaser

By: Credit Agricole Corporate and Investment Bank, as attorney-in-fact

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Credit Agricole Corporate and Investment Bank,

as Purchaser Agent for Atlantic’s Purchaser Group

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Credit Agricole Corporate and Investment Bank,

as Related Committed Purchaser for Atlantic

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Purchaser Agent for Wells’ Purchaser Group and as Related Committed Purchaser

By: /s/ Eero Maki
Name: Eero Maki
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,

as Administrator

By: /s/ William P. Falcon
Name: William P. Falcon
Title: Vice President

SCHEDULE V

GROUP COMMITMENTS

Purchaser Group of PNC Bank, National Association
Party	Capacity	Maximum Commitment

Market Street Funding LLC	Conduit Purchaser	N/A

Market Street Funding LLC	Related Committed Purchaser	$300,000,000

PNC Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Maximum Commitment

Wells Fargo Bank, National Association	Related Committed Purchaser	$125,000,000

Wells Fargo Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Credit Agricole Corporate and Investment Bank
Party	Capacity	Maximum Commitment

Atlantic Asset Securitization LLC	Conduit Purchaser	N/A

Atlantic Asset Securitization LLC	Related Committed Purchaser	$75,000,000

PNC Bank, National Association	Purchaser Agent	N/A